Exhibit 99

FOR IMMEDIATE RELEASE

Investor Contact:	Dane Teruya	Media Contact:	Wayne Kirihara
	VP, Treasury Manager		SVP, Chief Marketing Officer
	(808) 544-3626		(808) 544-3687
	dane.teruya@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS $10.9 MILLION
FOURTH QUARTER EARNINGS

HONOLULU, HI, January 28, 2016 – Central Pacific Financial Corp. (NYSE: CPF), parent company of Central Pacific Bank (the “Bank”), today reported net income for the fourth quarter of 2015 of $10.9 million, or $0.34 per diluted share, compared to net income in the fourth quarter of 2014 of $13.3 million, or $0.37 per diluted share, and net income in the third quarter of 2015 of $12.2 million, or $0.38 per diluted share. For the year ended December 31, 2015, the Company's net income was $45.9 million, or $1.40 per diluted share, compared to net income in the year ended December 31, 2014 of $40.5 million, or $1.07 per diluted share.

“We are pleased to report a solid fourth quarter highlighted by strong growth in loans and deposits. Additionally, our performance for the full year 2015 was excellent with gains in net income, loan and deposit growth, and an improvement in asset quality.”, said Catherine Ngo, President and Chief Executive Officer. “We believe we are well positioned for further growth and strong performance in 2016.”

On January 27, 2016, the Company’s Board of Directors declared a quarterly cash dividend of $0.14 per share on the Company’s outstanding common shares. The dividend will be payable on March 15, 2016 to shareholders of record at the close of business on February 29, 2016.

The Company did not repurchase any shares of common stock under its share repurchase program during the fourth quarter of 2015. During the year ended December 31, 2015, the Company repurchased approximately 11.7% of its common stock outstanding as of December 31, 2014.

On January 27, 2016, the Company's Board of Directors also authorized the repurchase of up to $30 million of the Company's common stock from time to time in the open market or in privately negotiated transactions, pursuant to a newly authorized share repurchase program (the "2016 Repurchase Plan"). The 2016 Repurchase Plan replaces and supersedes in its entirety the share repurchase program previously approved by the Company's Board of Directors, which had approximately $20.2 million in remaining repurchase authority at December 31, 2015.

Since reinstating quarterly cash dividends in 2013, the Company has returned a total of $46.3 million in cash dividends to its shareholders and repurchased 11,168,501 shares of common stock at a total cost of $234.8 million, excluding fees and expenses.

Central Pacific Financial Corp. Reports $10.9 Million Fourth Quarter Earnings
January 28, 2016

Significant Highlights and Fourth Quarter Results

•	Reported net income of $10.9 million, compared to net income in the third quarter of 2015 of $12.2 million.

•	Loans and leases increased by $110.1 million, or 3.5%, to $3.21 billion at December 31, 2015, compared to $3.10 billion at September 30, 2015.

•
Total deposits increased by $202.9 million to $4.43 billion at December 31, 2015, compared to $4.23 billion at September 30, 2015. Core deposits increased by $180.83 million to $3.58 billion at December 31, 2015, compared to $3.40 billion at September 30, 2015.

•	Reported net interest income of $38.2 million, compared to $37.8 million in the third quarter of 2015. Reported a net interest margin of 3.30%, compared to 3.31% in the third quarter of 2015.

•
Recorded a credit to the provision for loan and lease losses of $2.0 million in the fourth quarter of 2015, compared to a credit to the provision for loan and lease losses of $3.6 million in the third quarter of 2015.

•	Reported an efficiency ratio of 67.82% in the fourth quarter of 2015, compared to 67.55% in the third quarter of 2015.

•
Maintained a strong capital position with leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios of 10.69%, 14.41%, 15.68%, and 12.79%, respectively, as of December 31, 2015.  The Company’s capital ratios continue to be in excess of the minimum levels required for a “well-capitalized” regulatory designation under Basel III.

Earnings Highlights
Net interest income for the fourth quarter of 2015 was $38.2 million, compared to $36.2 million in the year-ago quarter and $37.8 million in the third quarter of 2015.  Net interest margin was 3.30%, compared to 3.33% in the year-ago quarter and 3.31% in the third quarter of 2015. The sequential quarter increase in net interest income was primarily attributable to our average loan portfolio balances increasing by $72.5 million. In addition, the taxable equivalent yield on our investment securities portfolio increased to 2.60% in the current quarter from 2.58% last quarter. These increases were partially offset by the decrease in our taxable equivalent yield on the loans and leases portfolio to 3.87% in the current quarter from 3.91% last quarter.

In the fourth quarter of 2015, a credit to the provision for loan and lease losses of $2.0 million was recorded, compared to a credit of $5.4 million in the year-ago quarter and a credit of $3.6 million in the third quarter of 2015. The credit to the provision for loan and lease losses in the current quarter was attributable to net charge-offs of $1.4 million during the quarter and improvement in overall credit quality.

Other operating income for the fourth quarter of 2015 totaled $9.8 million, compared to $10.2 million in the year-ago quarter and remained relatively unchanged from the $9.8 million reported in the third quarter of 2015. The decrease from the year-ago quarter was primarily due to lower income from bank-owned life insurance of $0.2 million and lower income recovered on nonaccrual loans previously charged-off of $0.2 million (included in other).

Other operating expense for the fourth quarter of 2015 totaled $32.6 million, compared to $32.7 million in the year-ago quarter and $32.2 million in the third quarter of 2015. The decrease from the year-ago quarter was primarily attributable to a larger credit to the reserve for residential mortgage loan repurchase losses of $0.5 million (included in other), and lower salaries and employee benefits of $0.5 million, partially offset by higher advertising expense of $0.7 million. The sequential quarter increase was primarily due to higher advertising expense of $0.5 million and higher net occupancy expense of $0.4 million, partially offset by a $0.5 million change in the reserve for unfunded loan commitments (included in other).

The efficiency ratio for the fourth quarter of 2015 was 67.82%, compared to 70.59% in the year-ago quarter and 67.55% in the third quarter of 2015. The decrease in the efficiency ratio from the year-ago quarter was primarily attributable to the growth in net interest income. The sequential quarter increase in the efficiency ratio was primarily attributable to higher other operating expenses in the current quarter as described above.

Central Pacific Financial Corp. Reports $10.9 Million Fourth Quarter Earnings
January 28, 2016

In the fourth quarter of 2015, the Company recorded income tax expense of $6.5 million, compared to income tax expense of $5.8 million in the year-ago quarter and $6.9 million in the third quarter of 2015. The effective tax rate for the fourth quarter of 2015 was 37.2%, compared to 30.3% in the year-ago quarter and 36.1% in the third quarter of 2015. The income tax expense and effective tax rate in the fourth quarter of 2014 was impacted by solar tax credits of $0.4 million and a credit true-up adjustment of the Company's net deferred tax assets of $0.5 million. As of December 31, 2015, the Company’s net deferred tax assets totaled $82.0 million.

Balance Sheet Highlights
Total assets at December 31, 2015 of $5.1 billion increased by $278.3 million from December 31, 2014, and increased by $109.5 million from September 30, 2015.

Total loans and leases at December 31, 2015 of $3.2 billion increased by $279.3 million and $110.1 million from December 31, 2014 and September 30, 2015, respectively.  The increase in total loans and leases from the third quarter of 2015 was primarily due to an increase in the commercial, construction, residential mortgage, commercial mortgage, and consumer loan portfolios of $14.5 million, $9.5 million, $51.0 million, $23.8 million, and $11.3 million, respectively.

Total deposits at December 31, 2015 of $4.4 billion increased by $323.1 million from December 31, 2014, and increased by $202.9 million from September 30, 2015.  Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $3.58 billion at December 31, 2015.  This represents an increase of $276.0 million and $180.8 million from a year ago and from September 30, 2015, respectively.  Changes in total deposits during the quarter included net increases in savings and money market deposits of $115.6 million, interest-bearing demand deposits of $39.0 million, noninterest-bearing demand deposits of $32.5 million, and time deposits greater than $100,000 of $22.1 million, offset by a net decrease in time deposits less than $100,000 of $6.2 million.

Total shareholders’ equity was $494.6 million at December 31, 2015, compared to $568.0 million and $503.3 million at December 31, 2014 and September 30, 2015, respectively. The sequential quarter decrease reflects common stock dividends paid of $14.4 million and a change in unrealized gains on investment securities of $7.5 million, partially offset by net income of $10.9 million. Common stock dividends paid in the fourth quarter of 2015 included a special cash dividend payment of $0.32 per share totaling $10.0 million.

Asset Quality
Nonperforming assets at December 31, 2015 totaled $16.2 million, or 0.32% of total assets, compared to $14.0 million, or 0.28% of total assets at September 30, 2015 and $42.0 million, or 0.87% of total assets at December 31, 2014.  The sequential-quarter change in nonperforming assets reflects a net increase in Hawaii commercial mortgage assets of $4.4 million, partially offset by net decreases in Hawaii commercial assets of $2.0 million and Hawaii residential mortgage assets of $0.1 million.

Loans delinquent for 90 days or more still accruing interest totaled $0.3 million at December 31, 2015, compared to $0.1 million at September 30, 2015.  In addition, loans delinquent for 30 days or more still accruing interest totaled $7.1 million at December 31, 2015, compared to $3.1 million at September 30, 2015.

Net charge-offs in the fourth quarter of 2015 totaled $1.4 million, compared to net charge-offs of $3.4 million in the fourth quarter of 2014, and net recoveries of $3.4 million in the third quarter of 2015. Net charge-offs during the fourth quarter of 2015 included a $0.9 million charge-off of a Hawaii commercial mortgage loan placed on nonaccrual status during the quarter.

The ALLL, as a percentage of total loans and leases, was 1.97% at December 31, 2015, compared to 2.15% at September 30, 2015.  The ALLL, as a percentage of nonperforming assets, was 390.10% at December 31, 2015, compared to 475.99% at September 30, 2015.  The ALLL, as a percentage of nonaccrual loans, was 443.75% at December 31, 2015, compared to 551.32% at September 30, 2015.

Capital Levels
At December 31, 2015, the Company’s leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 10.69%, 14.41%, 15.68%, and 12.79%, respectively.  At September 30, 2015, the Company’s leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 10.87%, 15.00%, 16.27%, and 13.32%, respectively. The Company’s capital ratios continue to exceed the levels required to be considered a “well-capitalized” institution for regulatory purposes under Basel III.

Central Pacific Financial Corp. Reports $10.9 Million Fourth Quarter Earnings
January 28, 2016

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company’s core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Conference Call
The Company’s management will host a conference call today at 1:00 p.m. Eastern Time (8:00 a.m. Hawaii Time) to discuss the quarterly results.  Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company’s website at http://ir.centralpacificbank.com.  Alternatively, investors may participate in the live call by dialing 1-877-505-7644.  A playback of the call will be available through February 28, 2016 by dialing 1-877-344-7529 (passcode: 10078448) and on the Company’s website.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $5.1 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 36 branches and 103 ATMs in the state of Hawaii, as of December 31, 2015.  For additional information, please visit the Company’s website at http://www.centralpacificbank.com.

**********

Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words “believes,” “plans,” “expects,” “anticipates,” “forecasts,” “intends,” “hopes,” “should,” “estimates,” or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to:  the effect of, and our failure to comply with any regulatory orders we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality, and losses in our loan portfolio; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, tsunamis and earthquakes) on the Company’s business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  our

Central Pacific Financial Corp. Reports $10.9 Million Fourth Quarter Earnings
January 28, 2016

ability to continue making progress on our recovery plan; the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the banking industry; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, and the results of regulatory examinations or reviews;  the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse changes in the price of the Company’s common shares; changes in consumer spending, borrowings and savings habits; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; our ability to attract and retain skilled executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in any of the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company’s publicly available Securities and Exchange Commission filings, including the Company’s Form 10-K for the last fiscal year and, in particular, the discussion of “Risk Factors” set forth therein. The Company does not update any of its forward-looking statements except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands, except for per share amounts)	2015	2015	2014	2015	2014
INCOME STATEMENT
Net interest income	$38,194	$37,805	$36,184	$149,528	$143,418
Provision (credit) for loan and lease losses	(1,958)	(3,647)	(5,371)	(15,671)	(6,414)
Total other operating income	9,841	9,829	10,212	38,984	43,823
Total other operating expense	32,576	32,175	32,749	131,227	132,813
Net income	10,932	12,206	13,265	45,868	40,453
Basic earnings per common share	$0.35	$0.39	$0.37	$1.42	$1.08
Diluted earnings per common share	0.34	0.38	0.37	1.40	1.07
Dividends declared per common share	0.46	0.12	0.10	0.82	0.36

PERFORMANCE RATIOS
Return on average assets (1)	0.87%	0.98%	1.11%	0.92%	0.85%
Return on average shareholders’ equity (1)	8.68	9.91	9.28	8.91	6.80
Return on average tangible shareholders’ equity (1)	8.82	10.08	9.46	9.06	6.93
Efficiency ratio (2)	67.82	67.55	70.59	69.61	70.93
Net interest margin (1)	3.30	3.31	3.33	3.30	3.32
Dividend payout ratio (3)	135.29	31.58	27.03	58.57	33.64
Average shareholders’ equity to average assets	9.97	9.90	11.97	10.37	12.50

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$3,142,895	$3,070,384	$2,914,253	$3,038,100	$2,798,826
Average interest-earning assets	4,676,931	4,611,234	4,397,741	4,590,686	4,380,314
Average assets	5,049,232	4,974,154	4,775,307	4,965,689	4,759,816
Average deposits	4,327,908	4,242,043	4,052,316	4,223,613	3,989,066
Average interest-bearing liabilities	3,370,560	3,346,484	3,148,376	3,335,445	3,175,510
Average shareholders’ equity	503,570	492,683	571,514	515,043	595,210
Average tangible shareholders' equity	495,845	484,246	561,117	506,295	583,794

			December 31,	September 30,	December 31,
(dollars in thousands, except for per share amounts)			2015	2015	2014
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio			10.69%	10.87%	12.03%
Tier 1 risk-based capital ratio			14.41	15.00	16.97
Total risk-based capital ratio			15.68	16.27	18.24
Common equity tier 1 capital ratio			12.79	13.32	N/A
Central Pacific Bank
Leverage capital ratio			10.42	10.51	11.57
Tier 1 risk-based capital ratio			14.05	14.51	16.33
Total risk-based capital ratio			15.32	15.78	17.59
Common equity tier 1 capital ratio			14.05	14.51	N/A

	December 31,	September 30,	December 31,
(dollars in thousands, except for per share amounts)	2015	2015	2014
BALANCE SHEET
Loans and leases	$3,211,532	$3,101,463	$2,932,198
Total assets	5,131,288	5,021,833	4,852,987
Total deposits	4,433,439	4,230,503	4,110,300
Long-term debt	92,785	92,785	92,785
Total shareholders’ equity	494,614	503,261	568,041
Total shareholders’ equity to total assets	9.64%	10.02%	11.70%
Tangible common equity to tangible assets (4)	9.51	9.88	11.52

ASSET QUALITY
Allowance for loan and lease losses	$63,314	$66,644	$74,040
Non-performing assets	16,230	14,001	42,035
Allowance to loans and leases outstanding	1.97%	2.15%	2.53%
Allowance to non-performing assets	390.10	475.99	176.14

PER SHARE OF COMMON STOCK
Book value per common share	$15.77	$16.06	$16.12
Tangible book value per common share	15.54	15.81	15.84
Market value per common share	22.02	20.97	21.50

(1) Annualized
(2) Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
(3) Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.
(4) The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 2

	December 31,	September 30,	December 31,
(Dollars in thousands)	2015	2015	2014
Tangible Common Equity Ratio:
Total shareholders’ equity	$494,614	$503,261	$568,041
Less: Other intangible assets	(7,355)	(8,023)	(10,029)
Tangible common equity	$487,259	$495,238	$558,012

Total assets	$5,131,288	$5,021,833	$4,852,987
Less: Other intangible assets	(7,355)	(8,023)	(10,029)
Tangible assets	$5,123,933	$5,013,810	$4,842,958

Tangible common equity to tangible assets	9.51%	9.88%	11.52%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 3

	December 31,	September 30,	December 31,
(Dollars in thousands, except share data)	2015	2015	2014
ASSETS
Cash and due from banks	$71,797	$69,628	$72,316
Interest-bearing deposits in other banks	8,397	14,376	13,691
Investment securities:
Available for sale	1,272,255	1,272,382	1,229,018
Held to maturity (fair value of $244,136 at December 31, 2015,
$254,540 at September 30, 2015 and $235,597 at December 31, 2014)	247,917	254,719	238,287
Total investment securities	1,520,172	1,527,101	1,467,305
Loans held for sale	14,109	9,786	9,683
Loans and leases	3,211,532	3,101,463	2,932,198
Less allowance for loan and lease losses	63,314	66,644	74,040
Net loans and leases	3,148,218	3,034,819	2,858,158
Premises and equipment, net	49,161	47,822	49,214
Accrued interest receivable	14,898	13,779	13,584
Investment in unconsolidated subsidiaries	6,157	6,489	7,246
Other real estate	1,962	1,913	2,948
Mortgage servicing rights	17,797	18,174	19,668
Other intangible assets	7,355	8,023	10,029
Bank-owned life insurance	153,967	153,449	152,283
Federal Home Loan Bank stock	8,606	12,048	43,932
Other assets	108,692	104,426	132,930
Total assets	$5,131,288	$5,021,833	$4,852,987
LIABILITIES AND EQUITY
Deposits:
Noninterest-bearing demand	$1,145,244	$1,112,761	$1,034,146
Interest-bearing demand	824,895	785,936	788,272
Savings and money market	1,399,093	1,283,517	1,242,598
Time	1,064,207	1,048,289	1,045,284
Total deposits	4,433,439	4,230,503	4,110,300
Short-term borrowings	69,000	155,000	38,000
Long-term debt	92,785	92,785	92,785
Other liabilities	41,425	40,284	43,861
Total liabilities	4,636,649	4,518,572	4,284,946
Equity:
Preferred stock, no par value, authorized 1,100,000 shares; issued and outstanding none at December 31, 2015, September 30, 2015, and December 31, 2014	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 31,361,452 shares at December 31, 2015, 31,330,644 shares at September 30, 2015, and 35,233,674 shares at December 31, 2014	548,878	548,518	642,205
Surplus	82,847	81,528	79,716
Accumulated deficit	(137,314)	(133,821)	(157,039)
Accumulated other comprehensive income (loss)	203	7,036	3,159
Total shareholders' equity	494,614	503,261	568,041
Non-controlling interest	25	—	—
Total equity	494,639	503,261	568,041
Total liabilities and equity	$5,131,288	$5,021,833	$4,852,987

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 4

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(Dollars in thousands, except per share data)	2015	2015	2014	2015	2014
Interest income:
Interest and fees on loans and leases	$30,565	$30,148	$28,850	$118,887	$112,137
Interest and dividends on investment securities:
Taxable interest	8,282	8,260	7,858	32,969	33,574
Tax-exempt interest	1,006	1,008	1,000	4,022	3,996
Dividends	10	9	13	36	23
Interest on deposits in other banks	7	6	9	35	33
Dividends on Federal Home Loan Bank stock	46	11	11	86	46
Total interest income	39,916	39,442	37,741	156,035	149,809
Interest expense:
Interest on deposits:
Demand	101	104	96	399	373
Savings and money market	238	230	229	916	901
Time	647	568	573	2,312	2,453
Interest on short-term borrowings	59	73	10	254	92
Interest on long-term debt	677	662	649	2,626	2,572
Total interest expense	1,722	1,637	1,557	6,507	6,391
Net interest income	38,194	37,805	36,184	149,528	143,418
Provision (credit) for loan and lease losses	(1,958)	(3,647)	(5,371)	(15,671)	(6,414)
Net interest income after provision for loan and lease losses	40,152	41,452	41,555	165,199	149,832
Other operating income:
Service charges on deposit accounts	1,999	1,947	2,061	7,829	8,113
Loan servicing fees	1,399	1,407	1,460	5,656	5,798
Other service charges and fees	2,772	2,803	2,842	11,461	11,754
Income from fiduciary activities	825	854	865	3,343	3,552
Equity in earnings of unconsolidated subsidiaries	88	165	58	578	480
Fees on foreign exchange	98	126	113	450	464
Investment securities gains (losses)	—	—	—	(1,866)	240
Income from bank-owned life insurance	465	434	676	2,034	2,922
Loan placement fees	146	202	81	720	437
Net gains on sales of residential loans	1,332	1,551	1,394	6,107	5,545
Net gains on sales of foreclosed assets	189	252	9	568	971
Other (refer to Table 5)	528	88	653	2,104	3,547
Total other operating income	9,841	9,829	10,212	38,984	43,823
Other operating expense:
Salaries and employee benefits	16,895	17,193	17,405	66,429	67,941
Net occupancy	3,981	3,547	3,877	14,432	15,252
Equipment	858	775	888	3,475	3,582
Amortization of other intangible assets	1,512	1,683	1,446	6,859	5,332
Communication expense	822	895	942	3,483	3,635
Legal and professional services	1,671	1,808	1,980	7,340	7,806
Computer software expense	2,067	2,286	1,735	8,831	6,327
Advertising expense	964	502	305	2,550	2,342
Foreclosed asset expense	154	3	267	486	1,710
Other (refer to Table 6)	3,652	3,483	3,904	17,342	18,886
Total other operating expense	32,576	32,175	32,749	131,227	132,813
Income before income taxes	17,417	19,106	19,018	72,956	60,842
Income tax expense	6,485	6,900	5,753	27,088	20,389
Net income	$10,932	$12,206	$13,265	$45,868	$40,453
Per common share data:
Basic earnings per share	$0.35	$0.39	$0.37	$1.42	$1.08
Diluted earnings per share	0.34	0.38	0.37	1.40	1.07
Cash dividends declared	0.46	0.12	0.10	0.82	0.36
Basic weighted average shares outstanding	31,318	31,331	35,653	32,238	37,366
Diluted weighted average shares outstanding	31,726	31,750	36,275	32,651	37,936

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income - Other
(Unaudited)	TABLE 5

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2015	2015	2014	2015	2014
Income recovered on nonaccrual loans previously charged-off	$104	$262	$302	$794	$1,436
Other recoveries	17	244	66	550	672
Unrealized gains (losses) on loans-held-for-sale and interest rate locks	54	(646)	(125)	(324)	293
Commissions on sale of checks	79	86	83	325	336
Other	274	142	327	759	810
Total other operating income - Other	$528	$88	$653	$2,104	$3,547

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Expense - Other
(Unaudited)	TABLE 6

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2015	2015	2014	2015	2014
Charitable contributions	$103	$179	$104	$2,559	$565
FDIC insurance assessment	622	685	730	2,706	2,848
Miscellaneous loan expenses	325	314	319	1,348	1,083
ATM and debit card expenses	407	365	366	1,538	1,566
Amortization of investments in low-income housing tax credit partnerships	258	258	298	1,078	1,363
Armored car expenses	254	213	214	896	864
Entertainment and promotions	405	191	336	1,059	968
Stationery and supplies	230	381	247	1,026	1,026
Directors’ fees and expenses	101	156	113	662	795
Provision (credit) for residential mortgage loan repurchase losses	(596)	(883)	(75)	(1,352)	467
Increase (decrease) to the reserve for unfunded commitments	(223)	255	—	(271)	(373)
Other	1,766	1,369	1,252	6,093	7,714
Total other operating expense - Other	$3,652	$3,483	$3,904	$17,342	$18,886

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 7

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2015			September 30, 2015			December 31, 2014
	Average	Average		Average	Average		Average	Average
	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest earning assets:
Interest-bearing deposits in other banks	$10,504	0.27%	$7	$10,277	0.23%	$6	$14,321	0.24%	$9
Taxable investment securities, excluding valuation allowance	1,339,764	2.48	8,292	1,345,120	2.46	8,269	1,246,840	2.53	7,871
Tax-exempt investment securities, excluding valuation allowance	174,681	3.54	1,547	175,340	3.54	1,551	177,998	3.46	1,539
Loans and leases, including loans held for sale	3,142,895	3.87	30,565	3,070,384	3.91	30,148	2,914,253	3.94	28,850
Federal Home Loan Bank stock	9,087	2.00	46	10,113	0.42	11	44,329	0.10	11
Total interest earning assets	4,676,931	3.45	40,457	4,611,234	3.46	39,985	4,397,741	3.47	38,280
Nonearning assets	372,301			362,920			377,566
Total assets	$5,049,232			$4,974,154			$4,775,307

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$804,544	0.05%	$101	$803,682	0.05%	$104	$791,811	0.05%	$96
Savings and money market deposits	1,322,220	0.07	238	1,277,480	0.07	230	1,244,699	0.07	229
Time deposits under $100,000	218,188	0.36	201	223,550	0.36	203	245,209	0.42	261
Time deposits $100,000 and over	851,796	0.21	446	842,362	0.17	365	760,706	0.16	312
Short-term borrowings	81,027	0.29	59	106,625	0.27	73	13,166	0.31	10
Long-term debt	92,785	2.90	677	92,785	2.83	662	92,785	2.77	649
Total interest-bearing liabilities	3,370,560	0.20	1,722	3,346,484	0.19	1,637	3,148,376	0.20	1,557
Noninterest-bearing deposits	1,131,160			1,094,969			1,009,891
Other liabilities	43,941			40,018			45,526
Total liabilities	4,545,661			4,481,471			4,203,793
Shareholders’ equity	503,570			492,683			571,514
Non-controlling interest	1			—			—
Total equity	503,571			492,683			571,514
Total liabilities and equity	$5,049,232			$4,974,154			$4,775,307

Net interest income			$38,735			$38,348			$36,723

Net interest margin		3.30%			3.31%			3.33%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 8

	Year Ended			Year Ended
	December 31, 2015			December 31, 2014
	Average	Average		Average	Average
	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest earning assets:
Interest-bearing deposits in other banks	$13,966	0.25%	$35	$13,207	0.25%	$33
Taxable investment securities, excluding valuation allowance	1,339,070	2.46	33,005	1,344,821	2.50	33,597
Tax-exempt investment securities, excluding valuation allowance	175,919	3.52	6,188	178,275	3.45	6,148
Loans and leases, including loans held for sale	3,038,100	3.91	118,887	2,798,826	4.01	112,137
Federal Home Loan Bank stock	23,631	0.36	86	45,185	0.10	46
Total interest earning assets	4,590,686	3.45	158,201	4,380,314	3.47	151,961
Nonearning assets	375,003			379,502
Total assets	$4,965,689			$4,759,816

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$802,121	0.05%	$399	$764,504	0.05%	$373
Savings and money market deposits	1,276,830	0.07	916	1,227,049	0.07	901
Time deposits under $100,000	227,288	0.37	838	254,572	0.42	1,069
Time deposits $100,000 and over	844,376	0.17	1,474	804,863	0.17	1,384
Short-term borrowings	92,045	0.28	254	31,732	0.29	92
Long-term debt	92,785	2.83	2,626	92,790	2.77	2,572
Total interest-bearing liabilities	3,335,445	0.20	6,507	3,175,510	0.20	6,391
Noninterest-bearing deposits	1,072,998			938,078
Other liabilities	42,203			51,003
Total liabilities	4,450,646			4,164,591
Shareholders’ equity	515,043			595,210
Non-controlling interest	—			15
Total equity	515,043			595,225
Total liabilities and equity	$4,965,689			$4,759,816

Net interest income			$151,694			$145,570

Net interest margin		3.30%			3.32%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution
(Unaudited)	TABLE 9

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2015	2015	2015	2015	2014
HAWAII:
Commercial, financial and agricultural	$339,738	$335,919	$341,468	$318,228	$287,254
Real estate:
Construction	81,655	72,071	80,168	109,256	111,010
Mortgage:
- residential	1,436,305	1,385,286	1,351,962	1,300,304	1,282,324
- commercial	642,845	616,085	588,334	586,281	587,322
Consumer	273,248	263,568	254,655	249,151	254,259
Leases	1,028	1,123	2,589	2,885	3,140
Total loans and leases	2,774,819	2,674,052	2,619,176	2,566,105	2,525,309
Allowance for loan and lease losses	(54,141)	(56,150)	(57,402)	(60,676)	(62,685)
Net loans and leases	$2,720,678	$2,617,902	$2,561,774	$2,505,429	$2,462,624

U.S. MAINLAND:
Commercial, financial and agricultural	$181,348	$170,624	$158,133	$182,455	$176,509
Real estate:
Construction	3,230	3,309	3,387	3,465	3,544
Mortgage:
- residential	—	—	—	—	—
- commercial	117,904	120,900	106,859	114,975	115,951
Consumer	134,231	132,578	118,500	100,772	110,885
Leases	—	—	—	—	—
Total loans and leases	436,713	427,411	386,879	401,667	406,889
Allowance for loan and lease losses	(9,173)	(10,494)	(9,522)	(10,757)	(11,355)
Net loans and leases	$427,540	$416,917	$377,357	$390,910	$395,534

TOTAL:
Commercial, financial and agricultural	$521,086	$506,543	$499,601	$500,683	$463,763
Real estate:
Construction	84,885	75,380	83,555	112,721	114,554
Mortgage:
- residential	1,436,305	1,385,286	1,351,962	1,300,304	1,282,324
- commercial	760,749	736,985	695,193	701,256	703,273
Consumer	407,479	396,146	373,155	349,923	365,144
Leases	1,028	1,123	2,589	2,885	3,140
Total loans and leases	3,211,532	3,101,463	3,006,055	2,967,772	2,932,198
Allowance for loan and lease losses	(63,314)	(66,644)	(66,924)	(71,433)	(74,040)
Net loans and leases	$3,148,218	$3,034,819	$2,939,131	$2,896,339	$2,858,158

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 10

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2015	2015	2015	2015	2014
Nonaccrual loans (including loans held for sale):
Commercial, financial and agricultural	$1,044	$3,056	$3,175	$13,377	$13,007
Real estate:
Construction	—	—	133	146	310
Mortgage-residential	6,130	6,301	10,032	11,430	13,048
Mortgage-commercial	7,094	2,731	13,490	12,468	12,722
Total nonaccrual loans	14,268	12,088	26,830	37,421	39,087

Other real estate:
Real estate:
Construction	—	—	—	—	747
Mortgage-residential	1,962	1,913	2,433	3,349	2,201
Mortgage-commercial	—	—	2,845	—	—
Total other real estate	1,962	1,913	5,278	3,349	2,948
Total nonperforming assets ("NPAs")	16,230	14,001	32,108	40,770	42,035

Loans delinquent for 90 days or more:
Consumer	273	130	45	5	77
Leases	—	—	—	—	—
Total loans delinquent for 90 days or more	273	130	45	5	77
Restructured loans still accruing interest:
Commercial, financial and agricultural	—	327	339	350	361
Real estate:
Construction	809	841	839	866	892
Mortgage-residential	16,224	17,592	16,428	17,084	17,845
Mortgage-commercial	3,224	2,253	1,360	1,516	10,405
Total restructured loans still accruing interest	20,257	21,013	18,966	19,816	29,503
Total NPAs, loans delinquent for 90 days or more and restructured loans still accruing interest	$36,760	$35,144	$51,119	$60,591	$71,615

Total nonaccrual loans as a percentage of loans and leases	0.44%	0.39%	0.89%	1.26%	1.33%
Total NPAs as a percentage of loans and leases and other real estate	0.51%	0.45%	1.07%	1.37%	1.43%
Total NPAs and loans delinquent for 90 days or more as a percentage of loans and leases and other real estate	0.51%	0.46%	1.07%	1.37%	1.43%
Total NPAs, loans delinquent for 90 days or more, and restructured loans still accruing interest as a percentage of loans and leases and other real estate	1.14%	1.13%	1.70%	2.04%	2.44%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$14,001	$32,108	$40,770	$42,035	$45,292
Additions	2,992	681	6,761	1,429	1,986
Reductions
Payments	(439)	(4,002)	(3,411)	(1,712)	(843)
Return to accrual status	(216)	(10,799)	(274)	(197)	(190)
Sales of NPAs	(71)	(4,007)	(8,280)	(949)	(1,444)
Charge-offs/valuation adjustments	(37)	20	(3,458)	164	(2,766)
Total reductions	(763)	(18,788)	(15,423)	(2,694)	(5,243)
Balance at end of quarter	$16,230	$14,001	$32,108	$40,770	$42,035

CENTRAL PACIFIC FINANCIAL CORP AND SUBSIDIARIES
Allowance for Loan and Lease Losses
(Unaudited)	TABLE 11

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(Dollars in thousands)	2015	2015	2014	2015	2014
Allowance for loan and lease losses:
Balance at beginning of period	$66,644	$66,924	$82,838	$74,040	$83,820

Provision (credit) for loan and lease losses	(1,958)	(3,647)	(5,371)	(15,671)	(6,414)

Charge-offs:
Commercial, financial and agricultural	554	170	3,083	5,658	5,046
Real estate:
Mortgage-residential	—	46	—	110	139
Mortgage-commercial	838	—	—	838	1,041
Consumer	721	874	1,461	4,650	3,703
Leases	—	—	—	—	8
Total charge-offs	2,113	1,090	4,544	11,256	9,937

Recoveries:
Commercial, financial and agricultural	411	504	397	4,788	2,326
Real estate:
Construction	10	283	196	880	2,040
Mortgage-residential	96	196	125	2,177	992
Mortgage-commercial	14	3,130	13	6,719	53
Consumer	210	317	384	1,610	1,152
Leases	—	27	2	27	8
Total recoveries	741	4,457	1,117	16,201	6,571
Net charge-offs (recoveries)	1,372	(3,367)	3,427	(4,945)	3,366
Balance at end of period	$63,314	$66,644	$74,040	$63,314	$74,040

Average loans and leases, net of unearned	$3,142,895	$3,070,384	$2,914,253	$3,038,100	$2,798,826

Annualized ratio of net recoveries to average loans and leases	0.17%	(0.44)%	0.47%	(0.16)%	0.12%

Ratio of allowance for loan and lease losses to loans and leases	1.97%	2.15%	2.53%	1.97%	2.53%